EXHIBIT 99.1

Broadridge Highlights Path for Sustainable Long-term Growth
at Investor Day 2023
Targeting Fiscal Year 2024-2026 Recurring revenue growth of 7-9%
and Adjusted EPS growth of 8-12%
Reaffirming Fiscal Year 2024 Guidance

NEW YORK, December 7, 2023 -- Broadridge Financial Solutions, Inc. (NYSE:BR) is hosting its Investor Day 2023 at 8:30 AM ET today.

“The theme of today’s Investor Day is ‘Powering and Transforming Financial Markets’ which reflects the critical role we play today and the opportunity we see ahead. Over the past ten years, Broadridge has delivered a 10% Recurring revenue compound annual growth rate, 14% Adjusted EPS growth and annualized total shareholder returns of 22%,” said Tim Gokey, Broadridge’s Chief Executive Officer. “Looking ahead, Broadridge is better positioned than ever for long-term, innovation-driven growth.”

As part of its Investor Day, Broadridge announced its new three-year growth objectives for the three-year period ending Fiscal Year 2026. The growth objectives are shown as compound annual growth rates (“CAGRs") for the fiscal years 2024-2026, except where noted.

New Fiscal Year 2024 – Fiscal Year 2026 Financial Objectives

Organic Recurring revenue growth	5 – 8%

Recurring revenue growth constant currency (Non-GAAP)	7 – 9%

Adjusted Operating Income Margin expansion (bps/year) (Non-GAAP)	50+

Adjusted Earnings per Share Growth (Non-GAAP)	8 – 12%
Note: AOI margin expansion excludes impact of float and distribution revenue
Broadridge also reaffirmed its Fiscal Year 2024 guidance.

Fiscal Year 2024 Financial Guidance

	FY’24 Guidance	Updates / Changes
Recurring revenue growth constant currency - Non-GAAP	6 - 9%	No Change
Adjusted Operating income margin - Non-GAAP	~20%	No Change
Adjusted Earnings per share growth - Non-GAAP	8 - 12%	No Change
Closed sales	$280 - $320M	No Change
A live webcast and accompanying materials will be accessible on Broadridge's Investor Relations website.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2023 Annual Report. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Explanation and Reconciliation of the Company's Use of Non-GAAP Financial Measures

The Company’s results in this press release and related materials are presented in accordance with U.S. generally accepted accounting principles ("GAAP") except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income margin, Adjusted earnings per share and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.

The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.

For additional information regarding the Company’s use of Non-GAAP financial measures and the reconciliation of the Company’s Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP, please see the tables that are part of the Company’s Investor Day presentations posted on Broadridge’s Investor Relations website at www.broadridge-ir.com and are also included as Exhibit 99.2 to the Company’s Form 8-K dated December 7, 2023.

About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries.

For more information about us and what we can do for you, please visit www.broadridge.com.

Investors
broadridgeir@broadridge.com

Media
mediarelations@broadridge.com

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